Exhibit 99.1

Teradyne Reports First Quarter 2025 Results

•
Revenue towards the high end and earnings above Q1 guidance ranges
•
Revenue of $686 million in Q1’25, up 14% from Q1’24
•
Strong year-over-year growth driven by Semiconductor Test
•
Board of Directors approves $1B share repurchase program

	Q1'25	Q1'24	Q4'24
Revenue (mil)	$686	$600	$753
GAAP EPS	$0.61	$0.40	$0.90
Non-GAAP EPS	$0.75	$0.51	$0.95

NORTH READING, Mass. – April 28, 2025 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $686 million for the first quarter of 2025 of which $543 million was in Semiconductor Test, $69 million in Robotics, and $74 million in Product Test. GAAP net income for the first quarter was $98.9 million or $0.61 per diluted share. On a non-GAAP basis, Teradyne’s net income in the first quarter was $121.5 million, or $0.75 per diluted share, which excluded acquired intangible asset amortization, restructuring and other charges, and included the related tax impact on non-GAAP adjustments.

“Teradyne delivered 14% year-over-year growth in the first quarter driven by strong results in Semiconductor Test. System-on-a-Chip (SOC), primarily for Mobile, was the strongest growth driver,” said Teradyne CEO, Greg Smith. “Visibility in the second half is limited and the impact of trade policy on end market demand is still in flux. Despite the current market uncertainty, Teradyne is well positioned for the long-term demand drivers of AI, electrification, and verticalization.”

Guidance for the second quarter of 2025 is revenue of $610 million to $680 million, with GAAP net income of $0.35 to $0.58 per diluted share and non-GAAP net income of $0.41 to $0.64 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, as well as the related tax impact on non-GAAP adjustments.

Teradyne announced that it is increasing the magnitude of the share repurchase program from a target of $400M in 2025 to up to $1B, to be completed by the end of 2026.

Webcast

A conference call to discuss the first quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Tuesday, April 29, 2025. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude restructuring and other, acquired intangible assets amortization, ERP related expenses, inventory step-up, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) designs, develops, and manufactures automated test equipment and advanced robotics systems. Its test solutions for semiconductors and electronics products enable Teradyne's customers to consistently deliver on their quality standards. Its advanced robotics business includes collaborative robots and mobile robots that support manufacturing and warehouse operations for companies of all sizes. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the current conflicts in Israel; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China.

The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR FIRST FISCAL QUARTER OF 2025

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended
	March 30, 2025	December 31, 2024	March 31, 2024
Net revenues	$685,680	$752,884	$599,819
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	270,344	305,597	260,537
Gross profit	415,336	447,287	339,282
Operating expenses:
Selling and administrative (2)	157,257	155,739	149,188
Engineering and development	118,188	128,387	103,199
Acquired intangible assets amortization	4,573	4,656	4,697
Restructuring and other (3)	14,515	4,554	4,427
Loss (gain) on sale of business	—	367	—
Operating expenses	294,533	293,703	261,511
Income from operations	120,803	153,584	77,771
Interest and other (income) expense (4)	1,779	(4,213)	4,869
Income before income taxes	119,024	157,797	72,902
Income tax provision	14,544	5,408	8,705
Income before equity in net earnings of affiliate	104,480	152,389	64,197
Equity in net earnings of affiliate	(5,584)	(6,136)	—
Net income	$98,896	$146,253	$64,197

Net income per common share:
Basic	$0.61	$0.90	$0.42
Diluted	$0.61	$0.90	$0.40
Weighted average common shares - basic	161,501	162,478	153,047
Weighted average common shares - diluted (5)	161,996	163,184	162,348

Cash dividend declared per common share	$0.12	$0.12	$0.12

(1)
Cost of revenues includes:

	Quarter Ended
	March 30, 2025	December 31, 2024	March 31, 2024
Provision for excess and obsolete inventory	$4,945	$3,406	$6,177
Inventory step-up	216	—	—
Sale of previously written down inventory	(324)	(441)	(722)
	$4,837	$2,965	$5,455

(2)
For the quarter ended March 30, 2025, selling and administrative expenses included $0.7 million of expenses directly related to a planned ERP system implementation. For the quarter ended March 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne executives' retirement agreements.

(3)
Restructuring and other consists of:

	Quarter Ended
	March 30, 2025	December 31, 2024	March 31, 2024
Employee severance (a)	$11,395	$378	$2,026
Acquisition and divestiture related expenses	1,972	—	2,214
Lease terminations	1,142	1,284	—
Other	6	2,892	187
	$14,515	$4,554	$4,427

(a)
For the quarter ended March 30, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(4)
Interest and other includes:

	Quarter Ended
	March 30, 2025	December 31, 2024	March 31, 2024
Loss (gain) on foreign exchange contract	$(561)	$—	$13,918
Pension actuarial losses (gains)	—	(1,842)	—

(5)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarter ended March 31, 2024, diluted shares included 8.9 million shares from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	March 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$475,632	$553,354
Marketable securities	32,145	46,312
Accounts receivable, net	460,397	471,426
Inventories, net	345,063	298,492
Prepayments	423,729	429,086
Other current assets	18,635	17,727
Total current assets	1,755,601	1,816,397
Property, plant and equipment, net	541,520	508,171
Operating lease right-of-use assets, net	63,090	70,185
Marketable securities	113,754	124,121
Deferred tax assets	230,937	222,438
Retirement plans assets	12,193	11,994
Equity method investment	509,626	494,494
Other assets	51,832	49,620
Acquired intangible assets, net	17,971	15,927
Goodwill	409,313	395,367
Total assets	$3,705,837	$3,708,714
Liabilities
Accounts payable	$187,034	$134,792
Accrued employees’ compensation and withholdings	143,019	204,991
Deferred revenue and customer advances	119,886	107,710
Other accrued liabilities	100,058	90,777
Operating lease liabilities	18,340	18,699
Income taxes payable	80,729	67,610
Total current liabilities	649,066	624,579
Retirement plans liabilities	136,228	133,338
Long-term deferred revenue and customer advances	39,438	40,505
Deferred tax liabilities	869	1,038
Long-term other accrued liabilities	7,718	7,442
Long-term operating lease liabilities	50,423	57,922
Long-term income taxes payable	24,596	24,596
Total liabilities	908,338	889,420
Shareholders’ equity	2,797,499	2,819,294
Total liabilities and shareholders’ equity	$3,705,837	$3,708,714

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended
	March 30, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$98,896	$64,197
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,523	23,354
Stock-based compensation	15,204	15,758
Equity in net earnings of affiliate	5,584	—
Provision for excess and obsolete inventory	4,945	6,177
Amortization	4,779	4,766
Losses (gains) on investments	3,372	10,466
Deferred taxes	(7,811)	(9,669)
Other	3,483	787
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	13,053	(8,055)
Inventories	(31,049)	(6,932)
Prepayments and other assets	13,650	11,089
Accounts payable and other liabilities	(9,950)	(105,548)
Deferred revenue and customer advances	10,200	(1,444)
Retirement plans contributions	(1,282)	(1,421)
Income taxes	13,040	3,754
Net cash provided by operating activities	161,637	7,279
Cash flows from investing activities:
Purchases of property, plant and equipment	(64,021)	(44,023)
Investments in businesses	(20,013)	—
Purchases of marketable securities	(10,753)	(16,042)
Proceeds from maturities of marketable securities	27,381	14,438
Proceeds from sales of marketable securities	5,633	20,734
Proceeds from life insurance	—	873
Net cash used for investing activities	(61,773)	(24,020)
Cash flows from financing activities:
Repurchase of common stock	(157,475)	(22,117)
Dividend payments	(19,406)	(18,370)
Payments related to net settlement of employee stock compensation awards	(14,726)	(13,115)
Issuance of common stock under stock purchase and stock option plans	14,792	16,934
Net cash used for financing activities	(176,815)	(36,668)
Effects of exchange rate changes on cash and cash equivalents	(771)	3,241
Decrease in cash and cash equivalents	(77,722)	(50,168)
Cash and cash equivalents at beginning of period	553,354	757,571
Cash and cash equivalents at end of period	$475,632	$707,403

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	March 30, 2025	% of Net Revenues	December 31, 2024	% of Net Revenues	March 31, 2024	% of Net Revenues
Net revenues	$685.7		$752.9		$599.8
Gross profit GAAP	415.3	60.6%	447.3	59.4%	339.3	56.6%
Inventory step-up	0.2	0.0%	—	—	—	—
Gross profit non-GAAP	415.5	60.6%	447.3	59.4%	339.3	56.6%
Income from operations - GAAP	120.8	17.6%	153.6	20.4%	77.8	13.0%
Restructuring and other (1)	14.5	2.1%	4.6	0.6%	4.4	0.7%
Acquired intangible assets amortization	4.6	0.7%	4.7	0.6%	4.7	0.8%
ERP related expenses (2)	0.7	0.1%	—	—	—	—
Inventory step-up	0.2	0.0%	—	—	—	—
Loss (gain) on sale of business	—	—	0.4	0.1%	—	—
Equity modification charge (3)	—	—	—	—	1.7	0.3%
Income from operations - non-GAAP	$140.8	20.5%	$163.3	21.7%	$88.6	14.8%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	March 30, 2025	% of Net Revenues	Basic	Diluted	December 31, 2024	% of Net Revenues	Basic	Diluted	March 31, 2024	% of Net Revenues	Basic	Diluted
Net income - GAAP	$98.9	14.4%	$0.61	$0.61	$146.3	19.4%	$0.90	$0.90	$64.2	10.7%	$0.42	$0.40
Restructuring and other (1)	14.5	2.1%	0.09	0.09	4.6	0.6%	0.03	0.03	4.4	0.7%	0.03	0.03
Amortization of equity method investment	7.4	1.1%	0.05	0.05	8.0	1.1%	0.05	0.05	—	—	—	—
Acquired intangible assets amortization	4.6	0.7%	0.03	0.03	4.7	0.6%	0.03	0.03	4.7	0.8%	0.03	0.03
ERP related expenses (2)	0.7	0.1%	0.00	0.00	—	—	—	—	—	—	—	—
Inventory step-up	0.2	0.0%	0.00	0.00	—	—	—	—	—	—	—	—
Loss (gain) on sale of business	—	—	—	—	0.4	0.1%	0.00	0.00	—	—	—	—
Equity modification charge (3)	—	—	—	—	—	—	—	—	1.7	0.3%	0.01	0.01
Pension mark-to-market adjustment (4)	—	—	—	—	(1.8)	-0.2%	(0.01)	(0.01)	—	—	—	—
Loss (gain) of foreign exchange contract	(0.6)	-0.1%	(0.00)	(0.00)	—	—	—	—	13.9	2.3%	0.09	0.09
Exclude discrete tax adjustments	0.9	0.1%	0.01	0.01	(8.0)	-1.1%	(0.05)	(0.05)	(2.2)	-0.4%	(0.01)	(0.01)
Non-GAAP tax adjustments	(5.1)	-0.7%	(0.03)	(0.03)	0.9	0.1%	0.01	0.01	(4.2)	-0.7%	(0.03)	(0.03)
Net income - non-GAAP	$121.5	17.7%	$0.75	$0.75	$155.0	20.6%	$0.95	$0.95	$82.5	13.8%	$0.54	$0.51

GAAP and non-GAAP weighted average common shares - basic	161.5				162.5				153.0
GAAP and non-GAAP weighted average common shares - diluted (5)	162.0				163.2				162.3

(1)
Restructuring and other consists of:

	Quarter Ended
	March 30, 2025	December 31, 2024	March 31, 2024
Employee severance (a)	$11.4	$0.4	$2.0
Acquisition and divestiture related expenses	2.0	—	2.2
Lease terminations	1.1	1.3	—
Other	—	2.9	0.2
	$14.5	$4.6	$4.4

(a)
For the quarter ended March 30, 2025, employee severance relates primarily to Robotics restructuring which impacted approximately 150 employees.
(2)
For the quarter ended March 30, 2025, selling and administrative expenses included costs directly related to a planned ERP system implementation.
(3)
For the quarter ended March 31, 2024, selling and administrative expenses included an equity charge of $1.7 million for the modification of Teradyne’s executives' retirement agreements.
(4)
For the quarter ended December 31, 2024, adjustment to exclude actuarial loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(5)
For the quarter ended March 31, 2024, non-GAAP weighted average diluted common shares includes 8.9 million shares from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of Second Quarter 2025 guidance:

GAAP and non-GAAP second quarter revenue guidance:	$610 million	to	$680 million
GAAP net income per diluted share	$0.35		$0.58
Exclude equity method investment amortization	0.05		0.05
Exclude acquired intangible assets amortization	0.02		0.02
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$0.41		$0.64

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Traci Tsuchiguchi 978-370-2444
Vice President of Corporate Relations